UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

The Hirtle Callaghan Trust

(Name of Registrant as Specified In Its Charter)

BISYS Fund Services
100 Summer Street, Suite 1500
Boston, MA 02155

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

☐	$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

To Shareholders of The Hirtle Callaghan Trust:
You will be receiving a package(s) of proxy materials in the mail within the next couple of days. You may be receiving multiple envelopes. Each of your Hirtle Callaghan investment accounts must receive the proxy materials separately. There are two proposals that will require your vote. The proxy materials will explain the nature of the proposals and what you will be required to do. We ask that you vote the forms sent to you by mail. You also can register your votes via the internet or by the 800 telephone number provided in the materials.
Should you have any questions or need further information regarding the proxy materials please feel free to contact your Investment Officer directly at 800-242-9596. Thank you for your time and consideration.
Sincerely yours,

Robert J. Zion
Vice President and Treasurer
The Hirtle Callaghan Trust